EXHIBIT 99.1

NEWS RELEASE
For More Information Contact:	For Release - April 24, 2007
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FIRST QUARTER 2007 EARNINGS
Net Income of $11.9 Million or $0.17 per share

HOUSTON, TX, April 24, 2007 - Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $11.9 million, or $0.17 per diluted share for the first quarter ended March 31, 2007, an 18.8% increase when compared to the $10.0 million, or $0.15 per diluted share earned for the first quarter of 2006.

The Company completed its acquisition of Partners Bank of Texas (Partners Bank) on March 30, 2007. Partners Bank operates four banking centers in the Houston area and had assets of approximately $191 million, loans of $142 million, and deposits of $166 million at the date of acquisition. The results of operations for this acquisition will be included in the Company’s financial results beginning in the second quarter of 2007. The acquisition of Partners Bank had little impact on average balances in the first quarter of 2007.

“Improved expense management helped drive strong first quarter earnings despite operating in an increasingly competitive market and challenging interest rate environment,” commented J. Downey Bridgwater, Sterling’s Chairman, President and Chief Executive Officer. “Additionally, during the first quarter we completed the acquisition of Partners Bank which enabled us to fill out our footprint in Northeast Houston, but more importantly adds some very talented relationship-bankers to the Sterling franchise.”

Net interest income for the first quarter of 2007 was $44.6 million, down $807 thousand or 1.8% linked-quarter. This decrease resulted from the first quarter of 2007 having two less days than the fourth quarter of 2006. The Company’s net interest margin increased nine basis points to 4.87% for the first quarter of 2007 compared to 4.78% for the fourth quarter of 2006.

Noninterest income was $7.9 million in the first quarter of 2007, down $270 thousand on a linked-quarter basis and up $1.4 million as compared with the first quarter of 2006. During the fourth quarter of 2006, the Company completed two separate sale/leaseback transactions resulting in net pre-tax gains of $719 thousand. The increase from the first quarter of 2006 was due, in part, to increases in customer service fees and gains on the sale of loans.

Noninterest expense for the first quarter of 2007 was $33.8 million, down $634 thousand on a linked-quarter basis and up $2.9 million as compared with the first quarter of 2006. Noninterest expense for the first quarter of 2007 included pre-tax acquisition costs of $754 thousand. Salaries and employee benefits decreased $18 thousand in the first quarter of 2007 on a linked-quarter basis due, in part, to the reduction of eight full-time equivalent employees during the first quarter of 2007. Salaries and employee benefits increased $1.0 million for the first quarter of 2007 as compared with the same period in 2006 due primarily to the acquisition of Bank of the Hills in the third quarter of 2006.

Sterling Bancshares, Inc., News Release
April 24, 2007

Period-end total loans held for investment increased $109 million or 3.5% on a linked-quarter basis to $3.2 billion at March 31, 2007 and up $435 million or 15.8% since March 31, 2006. Average loans held for investment were $3.1 billion for the first quarter of 2007, down $4.5 million on a linked-quarter basis and up $332 million or 12.2% from the first quarter of 2006.

Period-end total deposits increased $321 million to $3.7 billion at March 31, 2007, up 9.6% on a linked-quarter basis and up $696 million or 23.5% since March 31, 2006. The Company’s noninterest-bearing deposits increased $75 million or 7.1% on a linked-quarter basis and represented 31% of total deposits at March 31, 2007. Average total deposits for the first quarter of 2007 were up $32.0 million or 1.0% linked-quarter and up $490 million or 17.2% from the first quarter of 2006.

Net charge-offs for the first quarter of 2007 were $406 thousand or 0.05% annualized of average total loans, down from $2.1 million or 0.27% annualized for the fourth quarter of 2006. The allowance for loan losses at March 31, 2007 was $33.5 million and represented 1.03% of total period-end loans, compared with $32.0 million or 1.02% at December 31, 2006. Accruing loans past due 90 days or more were $4.6 million at March 31, 2007 and consisted primarily of government guaranteed loans.

At March 31, 2007, Sterling had total assets of $4.3 billion, total loans of $3.2 billion and total deposits of $3.7 billion. Shareholders’ equity of $445.4 million at March 31, 2007 was 10.3% of total assets. Book value per common share at period-end was $6.07.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, April 24, 2007 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (612) 332-0342. An audio archive of the call will also be available on the web site beginning Wednesday, April 25, 2007.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company’s control that could cause results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements. Additional factors can be found in the Company's 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

Sterling Bancshares, Inc., News Release
April 24, 2007

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $4.3 billion, which operates 49 banking centers in the greater metropolitan areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 7th and 9th largest in the United States, respectively, based on population. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at www.banksterling.com.

-Tables to follow-

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006
Profitability
Net Income	$11,923	$12,810	$10,032

Earnings per common share (1)
Basic	$0.17	$0.18	$0.15
Diluted	$0.17	$0.18	$0.15

Return on average common equity (2)	11.60%	12.47%	11.96%

Return on average assets (2)	1.18%	1.22%	1.09%

Net interest margin	4.87%	4.78%	4.88%

Efficiency Ratio (3):
Consolidated	62.98%	64.74%	65.61%
Sterling Bank	60.85%	62.52%	62.79%

Liquidity and Capital Ratios
Average loans to average deposits	93.19%	94.55%	95.93%
Period-end stockholders' equity to total assets	10.27%	9.94%	9.08%
Average stockholders' equity to average assets	10.16%	9.78%	9.12%
Period-end tangible capital to total tangible assets	6.52%	6.74%	6.89%
Tier 1 capital to risk-weighted assets	9.11%	8.64%	10.02%
Total capital to risk-weighted assets	11.18%	10.72%	12.29%
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.02%	8.14%	9.30%

Other Data
Shares used in computing earnings per common share
Basic shares	71,084	71,027	68,000
Diluted shares	71,750	71,730	68,691
End of period common shares outstanding	73,401	71,001	68,168
Book value per common share at period-end
Total	$6.07	$5.76	$4.99
Tangible	$3.70	$3.78	$3.70
Cash dividends paid per common share	$0.052	$0.047	$0.047
Common stock dividend payout ratio	31.26%	25.83%	31.58%
Full-time equivalent employees	1,066	1,074	1,013
Number of banking centers	49	45	40

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
ASSETS
Cash and cash equivalents	$189,207	$134,775	$146,442	$106,531	$123,013
Interest-bearing deposits in financial institutions	99	198	21,666	99	99
Trading assets	85	-	-	-	16,615
Available-for-sale securities, at fair value	435,255	409,351	527,806	455,122	488,372
Held-to-maturity securities, at amortized cost	165,277	164,263	167,243	120,153	124,346

Loans held for sale	52,962	54,722	72,789	24,215	6,924
Loans held for investment	3,186,601	3,077,845	3,030,344	2,856,661	2,751,804
Total loans	3,239,563	3,132,567	3,103,133	2,880,876	2,758,728
Allowance for loan losses	(33,487)	(32,027)	(34,146)	(31,882)	(31,116)
Loans, net	3,206,076	3,100,540	3,068,987	2,848,994	2,727,612

Premises and equipment, net	25,762	23,475	42,115	37,169	40,108
Real estate acquired by foreclosure	2,624	1,465	1,764	1,171	2,726
Goodwill	159,958	130,858	129,131	85,026	85,026
Core deposit intangibles, net	13,966	10,299	10,728	3,162	3,357
Accrued interest receivable	18,840	18,692	18,576	15,002	15,052
Other assets	118,161	123,643	129,666	117,491	119,252
TOTAL ASSETS	$4,335,310	$4,117,559	$4,264,124	$3,789,920	$3,745,578

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,132,744	$1,058,135	$1,045,416	$1,033,743	$1,031,989
Interest-bearing demand	1,320,245	1,229,313	1,207,722	1,032,465	1,083,486
Certificates and other time	1,202,715	1,047,163	1,065,372	918,167	844,505
Total deposits	3,655,704	3,334,611	3,318,510	2,984,375	2,959,980
Short-term borrowings	32,439	220,675	372,250	330,700	280,875
Subordinated debt	46,467	46,135	46,018	44,358	45,110
Junior subordinated debt	82,734	56,959	56,959	52,836	82,475
Accrued interest payable and other liabilities	72,547	49,894	70,611	33,637	36,857
Total liabilities	3,889,891	3,708,274	3,864,348	3,445,906	3,405,297

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	74,526	71,938	71,839	68,679	68,543
Capital surplus	106,926	80,927	79,822	40,674	39,315
Retained earnings	280,375	272,179	262,678	254,125	246,036
Treasury stock	(13,150)	(10,902)	(8,540)	(6,111)	(3,975)
Accumulated other comprehensive loss, net of tax	(3,258)	(4,857)	(6,023)	(13,353)	(9,638)
Total shareholders' equity	445,419	409,285	399,776	344,014	340,281
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,335,310	$4,117,559	$4,264,124	$3,789,920	$3,745,578

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
Interest income:
Loans, including fees	$61,350	$62,884	$58,158	$55,265	$50,776
Securities:
Taxable	5,461	5,824	5,902	6,011	6,149
Non-taxable	877	922	549	564	587
Trading assets	1	53	73	270	300
Federal funds sold	148	121	55	43	42
Deposits in financial institutions	17	59	34	32	58
Total interest income	67,854	69,863	64,771	62,185	57,912

Interest expense:
Demand and savings deposits	6,039	6,003	4,971	3,883	3,077
Certificates and other time deposits	12,350	12,097	9,898	8,542	7,134
Short-term borrowings	2,495	4,008	4,690	4,413	4,162
Subordinated debt	1,150	1,141	1,155	1,125	1,055
Junior subordinated debt	1,231	1,218	1,152	1,409	1,792
Total interest expense	23,265	24,467	21,866	19,372	17,220
Net interest income	44,589	45,396	42,905	42,813	40,692
Provision for credit losses	370	-	895	1,837	1,326
Net interest income after provision for credit losses	44,219	45,396	42,010	40,976	39,366

Noninterest income:
Customer service fees	3,375	3,547	3,313	3,061	2,577
Net gain (loss) on trading assets	1	-	-	(167)	(135)
Net loss on the sale of securities	-	(358)	-	-	-
Net gain on sale of loans	504	524	292	205	305
Other	4,054	4,491	3,899	5,920	3,743
Total noninterest income	7,934	8,204	7,504	9,019	6,490

Noninterest expense:
Salaries and employee benefits	19,688	19,706	18,843	18,822	18,675
Occupancy expense	4,362	4,153	4,018	4,061	3,843
Technology	2,049	2,098	1,695	1,615	1,474
Professional fees	945	1,841	1,408	1,473	1,425
Postage, delivery and supplies	811	861	801	903	790
Marketing	355	644	675	709	384
Core deposit intangibles amortization	420	428	195	194	195
Acquisition costs	754	-	638	-	-
Other	4,450	4,737	4,294	5,416	4,172
Total noninterest expense	33,834	34,468	32,567	33,193	30,958

Income before income taxes	18,319	19,132	16,947	16,802	14,898
Provision for income taxes	6,396	6,322	5,218	5,533	4,866

Net Income	$11,923	$12,810	$11,729	$11,269	$10,032

Earnings per share (1):
Basic	$0.17	$0.18	$0.17	$0.17	$0.15
Diluted	$0.17	$0.18	$0.17	$0.16	$0.15

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,			Dec. 31,
	2007			2006
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$53,481	$1,005	7.62%	$64,172	$1,279	7.91%
Loans held for investment:
Taxable	3,058,283	60,296	8.00%	3,062,711	61,553	7.97%
Non-taxable	3,654	49	5.48%	3,721	52	5.59%
Securities:
Taxable	493,210	5,461	4.49%	522,402	5,824	4.42%
Non-taxable	93,153	877	3.82%	99,158	922	3.69%
Trading assets	72	1	8.48%	4,360	53	4.79%
Federal funds sold	11,895	148	5.05%	9,317	121	5.17%
Deposits in financial institutions	1,429	17	4.74%	4,923	59	4.79%
Total interest-earning assets	3,715,177	67,854	7.41%	3,770,764	69,863	7.35%

Noninterest-earning assets	389,643			395,780
Total Assets	$4,104,820			$4,166,544

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,227,422	$6,039	2.00%	$1,193,946	$6,003	1.99%
Certificates and other time	1,084,700	12,350	4.62%	1,071,377	12,097	4.48%
Short-term borrowings	188,569	2,495	5.37%	299,667	4,008	5.31%
Subordinated debt	46,125	1,150	10.11%	46,288	1,141	9.78%
Junior subordinated debt	58,678	1,231	8.51%	56,960	1,218	8.48%
Total interest-bearing liabilities	2,605,494	23,265	3.62%	2,668,238	24,467	3.64%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,082,426			1,090,815
Shareholders' equity	416,900			407,491
Total Liabilities and Shareholders' Equity	$4,104,820			$4,166,544

Net Interest Income & Margin		$44,589	4.87%		$45,396	4.78%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date

	2007			2006
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$53,481	$1,005	7.62%	$7,541	$159	8.55%
Loans held for investment:
Taxable	3,058,283	60,296	8.00%	2,727,432	50,577	7.52%
Non-taxable	3,654	49	5.48%	2,520	40	6.36%
Securities:
Taxable	493,210	5,461	4.49%	557,302	6,149	4.47%
Non-taxable	93,153	877	3.82%	60,747	587	3.92%
Trading assets	72	1	8.48%	18,770	300	6.48%
Federal funds sold	11,895	148	5.05%	4,040	42	4.21%
Deposits in financial institutions	1,429	17	4.74%	5,331	58	4.38%
Total interest-earning assets	3,715,177	67,854	7.41%	3,383,683	57,912	6.94%

Noninterest-earning assets	389,643			348,343
Total Assets	$4,104,820			$3,732,026

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,227,422	$6,039	2.00%	$1,048,948	$3,077	1.19%
Certificates and other time	1,084,700	12,350	4.62%	807,477	7,134	3.58%
Short-term borrowings	188,569	2,495	5.37%	377,349	4,162	4.47%
Subordinated debt	46,125	1,150	10.11%	46,021	1,055	9.30%
Junior subordinated debt	58,678	1,231	8.51%	82,475	1,792	8.81%
Total interest-bearing liabilities	2,605,494	23,265	3.62%	2,362,270	17,220	2.96%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,082,426			1,029,576
Shareholders' equity	416,900			340,180
Total Liabilities and Shareholders' Equity	$4,104,820			$3,732,026

Net Interest Income & Margin		$44,589	4.87%		$40,692	4.88%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
Condensed Average Balance Sheet
Loans held for sale	$53,481	$64,172	$39,729	$9,434	$7,541
Loans held for investment	3,061,937	3,066,432	2,862,424	2,817,743	2,729,952
Total loans	3,115,418	3,130,604	2,902,153	2,827,177	2,737,493
Available-for-sale securities, at fair value	421,069	455,512	454,972	474,554	492,641
Held-to-maturity securities, at amortized cost	165,294	166,048	127,565	122,563	125,408
Trading assets	72	4,360	6,642	17,969	18,770
Other earning assets	13,324	14,240	7,452	6,268	9,371
Total earning assets	3,715,177	3,770,764	3,498,784	3,448,531	3,383,683
Goodwill	131,507	129,715	85,978	85,026	85,026
Core deposit intangibles, net	10,166	10,509	3,224	3,250	3,455
All other non-interest earning assets	247,970	255,556	242,068	249,339	259,862
Total assets	$4,104,820	$4,166,544	$3,830,054	$3,786,146	$3,732,026

Noninterest-bearing demand deposits	$1,031,046	$1,045,883	$998,857	$1,012,805	$997,237
Interest bearing deposits:
Interest-bearing demand deposits	1,227,422	1,193,946	1,071,169	1,059,200	1,048,948
Jumbo certificates of deposit	654,466	635,943	561,207	534,952	490,434
Regular certificates of deposit	311,710	310,134	239,866	223,698	215,951
Brokered certificates of deposit	118,524	125,300	119,542	112,686	101,092
Total deposits	3,343,168	3,311,206	2,990,641	2,943,341	2,853,662
Short-term borrowings	188,569	299,667	350,233	354,102	377,349
Subordinated debt	46,125	46,288	44,999	44,784	46,021
Junior subordinated debt	58,678	56,960	52,925	64,887	82,475
Accrued interest payable and other liabilities	51,380	44,932	36,334	34,155	32,339
Total liabilities	3,687,920	3,759,053	3,475,132	3,441,269	3,391,846
Total shareholders' equity	416,900	407,491	354,922	344,877	340,180
Total liabilities and shareholders' equity	$4,104,820	$4,166,544	$3,830,054	$3,786,146	$3,732,026

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
Period-end Loans:
Loans held for sale	$52,962	$54,722	$72,789	$24,215	$6,924
Loans held for investment:
Commercial and industrial	862,516	851,973	798,928	808,751	781,073
Real Estate:
Commercial	1,360,681	1,338,831	1,326,732	1,284,059	1,266,234
Construction and development	666,177	598,030	601,429	520,129	455,097
Residential mortgage	215,536	209,226	220,285	171,647	178,493
Consumer/other	81,691	79,785	82,970	72,075	70,907
Loans held for investment	3,186,601	3,077,845	3,030,344	2,856,661	2,751,804
Total period-end loans	$3,239,563	$3,132,567	$3,103,133	$2,880,876	$2,758,728

Period-End Deposits:
Noninterest-bearing demand	$1,132,744	$1,058,135	$1,045,416	$1,033,743	$1,031,989
Interest-bearing demand	1,320,245	1,229,313	1,207,722	1,032,465	1,083,486
Certificates and other time deposits:
Jumbo	749,285	610,330	633,745	564,365	522,262
Regular	325,900	307,419	312,834	231,329	219,605
Brokered	127,530	129,414	118,793	122,473	102,638
Total period-end deposits	$3,655,704	$3,334,611	$3,318,510	$2,984,375	$2,959,980

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$32,027	$34,146	$31,882	$31,116	$31,230
Charge-offs:
Commercial, financial and industrial	535	1,493	458	1,393	1,028
Real estate, mortgage and construction	120	1,637	798	439	1,005
Consumer	325	420	413	253	113
Total charge-offs	980	3,550	1,669	2,085	2,146
Recoveries:
Commercial, financial and industrial	406	1,261	777	782	385
Real estate, mortgage and construction	2	71	3	2	3
Consumer	166	99	143	145	120
Total Recoveries	574	1,431	923	929	508
Net charge-offs	406	2,119	746	1,156	1,638
Allowance for credit losses associated with acquired institutions	1,496	-	2,152	-	-
Provision for loan losses	370	-	858	1,922	1,524
Allowance for loan losses at end of period	$33,487	$32,027	$34,146	$31,882	$31,116

Reserve for unfunded loan commitments at beginning of period	$927	$927	$890	$975	$1,173
Provision for losses on unfunded loan commitments	-	-	37	(85)	(198)
Reserve for unfunded loan commitments at end of period	927	927	927	890	975
Total allowance for credit losses	$34,414	$32,954	$35,073	$32,772	$32,091

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$12,269	$10,611	$14,750	$12,395	$19,220
Restructured	777	776	-	-	-
Real estate acquired by foreclosure	2,624	1,465	1,764	1,171	2,726
Other repossessed assets	191	404	291	412	418
Total nonperforming assets	$15,861	$13,256	$16,805	$13,978	$22,364

Potential problem loans	$28,493	$32,201	$38,761	$43,846	$47,517

Accruing loans past due 90 days or more	$4,575	$2,731	$308	$543	$3,254

Ratios
Period-end allowance for credit losses to period-end loans	1.06%	1.05%	1.13%	1.14%	1.16%
Period-end allowance for loan losses to period-end loans	1.03%	1.02%	1.10%	1.11%	1.13%
Period-end allowance for loan losses to nonperforming loans	256.69%	281.27%	231.50%	257.21%	161.90%
Nonperforming assets to period-end loans and foreclosed assets	0.49%	0.42%	0.54%	0.48%	0.81%
Nonperforming loans to period-end loans	0.40%	0.36%	0.48%	0.43%	0.70%
Nonperforming assets to period-end assets	0.37%	0.32%	0.39%	0.37%	0.60%
Net charge-offs to average loans (2)	0.05%	0.27%	0.10%	0.16%	0.24%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)
Ratio is calculated by dividing noninterest expense less acquisition costs by net interest income plus noninterest income less net gain (loss) on sales of investment securities and less net gain on sale/leaseback transactions.